Exhibit 99.1

ETHZilla Announces Initial ETH Yield Allocation & Additional Stock Repurchases

Company repurchased a total of approximately 6.0 million shares this month at an average price of $2.50 per share

Executing on deployment of ETH into L2 protocols

Palm Beach, FL – September 15, 2025 – ETHZilla Corporation (Nasdaq: ETHZ), (the “Company” or “ETHZilla”), today announced it now has total holdings of 102,255 Ether (“ETH”) & ETH Equivalents at an average acquisition price of $3,948.72, which is now valued at approximately $460 million. In addition to the ETH & ETH Equivalents, ETHZilla holds approximately $228 million in USD cash equivalents.

Update on Stock Repurchase Program

ETHZilla announced last week that it has entered into an over-the counter (“OTC”) transaction with Cumberland DRW to obtain up to $80 million, collateralized by a portion of the Company’s holdings of ETH, and expects to use the net proceeds from this transaction to fund repurchases of common stock under the Company’s previously announced $250 million stock repurchase program. ETHZilla drew $50 million of proceeds from the facility on September 8, 2025 and continued to execute on the stock repurchase program in the open market throughout the week when the stock was below NAV.

The Company repurchased approximately 4.0 million shares at an average price of $2.50, reducing shares outstanding by 2.3% this week. This brings the total repurchased shares in the month of September to approximately 6.0 million shares.

“We continue to view repurchasing shares as opportunistic and an accretive use of capital.” said McAndrew Rudisill, the Company’s Chairman and Chief Executive Officer. “We believe our continued execution of this share repurchase plan underscores our commitment to creating long-term, sustainable value for our shareholders.”

Update on ETH Deployment into L2 Protocols

ETHZilla is building a diversified mix of Layer 2 Ethereum protocols that generate meaningful ETH yield. The Company plans to deploy most of its ETH across various staking protocols with the goal of generating compounded growth, increasing NAV and the ETH backing each share. ETHZilla minted its first EtherFi ETH this week and is actively working on adding an additional L2 protocol to the yield generation portfolio. Beyond implementing Ethereum-oriented DeFi protocols, the Company focuses on bringing Real World Assets on-chain to provide stablecoin and tokenized cash flow opportunities to shareholders—which have historically been accessible only at an institutional scale. ETHZilla leverages the Ethereum network to develop a cash flow foundation for equity holders and establish a recurring revenue business model similar to transaction technology companies with high-margin, transaction-focused operations and strong fixed operating leverage.

ETH Accumulation Update

A summary of ETHZilla’s current ETH position and key metrics as of September 12, 2025:

●	Total ETH & ETH Equivalents Held: 102,255

●	Total ETH & ETH Equivalents Held (USD): approximately $460 million

●	Total USD Cash Equivalents: approximately $228 million

●	Total Earned Protocol Tokens: 1,500,000

●	Total Shares Outstanding: 160,676,122

	Total ETH Units	Total Units	Acquisition Price	Total Value
ETH	44,437	-	$3,948.72	$202,000,000
Protocol 1 Staking/Restaking	12,818	-	$3,948.72	$58,000,000
Protocol 2 Staking/Restaking	45,000	-	$3,948.72	$200,189,009
Earned Protocol Tokens	-	1,500,000	$-	$2,166,000
Cash on Hand	-	-	$-	$228,000,000
Total Units	102,255	1,500,000		$690,355,009

As discussed above, ETHZilla continues to actively deploy capital across the Ethereum ecosystem, strategically supporting a diverse range of protocols that drive innovation, long-term network growth, and differentiated yield.

Weekly ETH and Capital Summary

Units of ETH (K)	8/24/2025	8/31/2025	9/5/2025	9/12/2025
Beginning Balance	94.7	102.2	102.2	102.2
ETH Acquired	7.6	0.0	0.0	0.0
Ending Balance	102.2	102.2	102.2	102.3
Avg ETH Purchase Price	$3,949	$3,949	$3,949	$3,949
ATM Shares Issued (m)	3.3	2.4	-	-
ATM Net Proceeds ($m)	$20.9	$7.3	$-	$-

The Company will continue to provide updates to its treasury and on-chain yield generation strategies through press releases and regulatory filings as available.

About ETHZilla

ETHZilla Corporation is a technology company in the decentralized finance industry. ETHZilla seeks to connect financial institutions, businesses and organizations worldwide by enabling secure, accessible blockchain transactions through Ethereum Network protocol implementations. It generates recurring revenues through various DeFi protocols that improve Ethereum network integrity and security. We believe that ETHZilla has the unique capability to bring traditional assets on-chain via tokenization. Through its proprietary protocol implementations, ETHZilla facilitates DeFi transactions and asset digitization across multiple Layer 2 Ethereum networks. ETHZilla is working to offer tokenization solutions, DeFi protocol integration, blockchain analytics, traditional-to-digital asset conversion gateways, and other decentralized finance services.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s prior private placements and related transactions, recent OTC transaction, the amount, timing, and sources of funding for its previously announced stock repurchase program, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects, expectations regarding the capitalization, resources and ownership structure of the Company, the expected benefits of the expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the Company’s plans to continue to purchase ETH, the Company’s digital asset treasury strategy, the digital assets to be held by the Company, the Company’s current and anticipated yield strategies, including its participation in DeFi protocols, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the previously announced private placements, sale of convertible notes, and related transactions, including the Company’s digital asset treasury strategy; the Company’s ability to achieve profitable operations; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies and online betting; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s outstanding convertible notes, including the Company’s ability to repay such notes, covenants associated therewith and dilution caused by the conversion thereof into common stock, and security interests associated therewith; risks relating to the Company’s OTC transaction, including the Company’s ability to repay such facility, covenants associated therewith and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; risks relating to iGaming operations; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2025 and August 11, 2025. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media Contact:

Prosek Partners
pro-ETH@prosek.com

Investor Contact:

Prosek Partners
ETHZ-IR@prosek.com

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